Exhibit 4.3

THIS CERTIFIES THAT IS THE OWNER OF Secretary Chief Executive Officer and President INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK PAR VALUE $.01 Dated: CUSIP 171798 10 1 SEE REVERSE FOR CERTAIN DEFINITIONS COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY (JERSEY CITY, NJ) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE CD CIMAREX ENERGY CO. CERTIFICATE OF STOCK FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF Cimarex Energy Co.transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.,This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the signatures of its duly authorized officers.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 HOLLY GRONER 931-490-7660 PROOF OF FEBRUARY 16, 2012 CIMAREX ENERGY CO. WO-5034 BACK Operator: MR NEW Previously printed certificate scanned for proofing.